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                                                                      Exhibit 21

                             Domestic Subsidiaries
                             ---------------------

1.  PSINet Pipeline New York, Inc. (100% owned by PSINet Inc.)
2.  PSINet North America Holdings Inc. (100% owned by PSINet Inc.)
3.  PSINet Asia Holdings Inc.  (100% owned by PSINet Inc.)
4.  Telecom Licensing Inc. (100% owned by PSINetworks Company)
5.  PSIWeb Inc. (100% owned by PSINet Inc.)
6.  PSINet Security Services Inc (100% owned by PSINet Inc.)
7.  PSINet Europe Inc.
8.  PSINetworks Company (100% owned by PSINet Inc.)
9.  IoNet, Inc. (100% by PSINet Inc.)
10. IoCOM, Inc.,  (100% owned by IoNet, Inc.)
11. PSINet Telecom Limited
12. Telecom Licensing of Virginia, Inc.
13. PSINet South America Holdings Inc. (100% owned by PSINet Inc.)


                              Foreign Subsidiaries
                              --------------------

1.  PSINet Japan Inc. (100% owned by PSINet Inc.)
2.  PSINet Limited (100% owned by PSINet Inc.)
3.  PSINet UK Limited (100% owned by PSINet Inc.)
4.  EUnet GB Limited  (owned by PSINet UK Limited)
5.  PSIWeb Europe Limited (owned by PSIWeb Inc.)
6.  PSINet Telecom UK Limited (owned by PSINetworks Company)
7.  PSINet Europe B.V. (100% owned by PSINet Inc.)
8.  PSINet Europe Limited (owned by PSINet Europe B.V.)
9.  PSINet Netherlands B.V (owned by PSINet Europe B.V.)
10. PSINet Belgium S.P.R.L (owned by PSINet Europe B.V.)
11. PSINet Germany GmbH (owned by PSINet Europe B.V.)
12. PSINet (Europe) SARL (owned by PSINet Europe B.V.)
13. PSINet SARL (owned by PSINet Europe B.V.)
14. PSINet France SARL (owned by PSINet Europe B.V.)
15. PSINet Switzerland S.A. (owned by PSINet Europe B.V)
16. Internet Prolink S.A (owned by PSINet Switzerland S.A.)
17. iSTAR internet inc (100% owned by PSINet Inc.)
18. Jefferson Capital Partners Incorporated (owned by iSTAR internet inc.)
19. PSINet Jersey Limited (owned by EUnet GB Limited)
20. INTERACTIVE NETWORK Gesellschaft zur Entwicklung und Vermarktung interaktiver Online- und Netzwerkdienste mbH (owned by PSINet Germany GmbH)
21. LinkAge Online Limited (owned by PSINet Asia Holdings Inc.)
22. AAA Internet Limited (owned by LinkAge Online Limited)
23. LinkAge Web Media Limited (owned by LinkAge Online Limited)
24. Societe de Communication Informatiques Internationales S.A. (owned by PSINet France S.A.)
25. PSIWeb Sarl (owned by PSINet Europe B.V. and PSINet Netherlands B.V.)
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26. PSINet Euro Telecomm Sarl (owned by PSINet Europe B.V. and PSINet
    Netherlands B.V.)
27. Interlog Internet Services Inc. (owned by PSINet Limited)
28. PSINet Italy S.r.l
29. RIMNET Corporation (owned by PSINet Japan Inc. and by PSINet Asia Holdings Inc.)
30. RIMNET USA Corp. (owned by RIMNET Corporation) - a NY sub of RIMNET Corporation
31. TWICS Co., Ltd. (owned by PSINet Japan Inc.)
32. PSINet Limited
33. Hong Kong Internet & Gateway Services Limited (owned by LinkAge Online Limited & PSINet Asia Holdings Inc.)
34. PSINet Germany Holding GmbH
35. Inet, Inc. (owned by PSINet Asia Holdings Inc.)
36. Tokyo Internet Corporation (owned by PSINet Japan Inc.)
37. The Unix Group B.V.  (owned by PSINet Europe B.V.)
38. Unix Support Nederland B.V. (owned by The Unix Group B.V.)
39. Internet Exchange Europe B.V (owned by The Unix Group B.V.)
40. Spider Net (Hong Kong) Limited (100% owned by Linkage Online Limited)
41. Huge Net (Hong Kong) Limited (100% owned by Linkage Online Limited)
42. AsiaNet (Hong Kong) Limited (100% owned by Linkage Online Limited)
43. Satelnet (100% owned by PSINet France S.A.R.L.)
44. Planete.Net S.A.R.L. (100% owned by PSINet France S.A.R.L.)

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